UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2014 (September 4, 2014)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Mexico, DF, September 4, 2014, Buenavista del Cobre, S.A. de C.V., (the “Company”) a subsidiary of Southern Copper Corporation, reports that its Buenavista del Cobre mine continues normal operations and that no significant changes in production are expected.

The recovery ponds that were temporarily shut down by the authorities are located far from the ore deposit and mine operations (10 km). These recovery ponds are under construction for the future additional production of copper at our new Leaching Plant (SX/EW III).

As previously announced, the estimated copper production of the mine in 2014 remains unchanged at 672,000 tons. Our copper production target is still 840,000 tons for 2015, we expect to reach 995,000 tons in 2016 and 1,175,000 tons in 2017 pursuant to the investment program approved by the Board of Directors of Southern Copper Corporation.

The Company will continue to support the affected communities and repair the damage caused by this regrettable accident in coordination with the pertinent authorities. Pursuant to preliminary technical studies, the Company has created a $300 million pesos ($23 million dollars) reserve to guarantee the repair of any damage and to cover administrative sanctions related to this accident.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Javier Gomez Aguilar
	Name:	Javier Gomez Aguilar
	Title:	Vice President, Legal and General Counsel

Date: September 4, 2014